UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
agilon health, inc.
(Name of Registrant as Specified in its Charter)
N/A
(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

1

AGILON HEALTH, INC.
Supplement to Proxy Statement

For Annual Meeting of Stockholders

To Be Held on June 2, 2026

EXPLANATORY NOTE
This proxy statement supplement, dated April 27, 2026 (the “Supplement”), has been filed solely to clarify the disclosures set forth in the Company’s definitive proxy statement (the “Proxy Statement”), as filed with the U.S.
Securities and Exchange Commission on April  22, 2026, under the headings “The Board of Directors” and
“Executive Officers” (the “Supplemental Disclosure”). Following the filing of the Proxy Statement, the Board of
Directors of the Company (the “Board”) appointed Tim O’Rourke as Chief Executive Officer and President and as a
Class III Director.
The Supplemental Disclosure does not change the proposals to be acted on at the Annual Meeting or the recommendation of the Board with respect to any proposals. Except as specifically supplemented by the information contained in the Supplemental Disclosure, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares. Capitalized terms used in this Supplement and not otherwise defined herein have the meaning given to them in the Proxy Statement.
THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN, THIS
SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY
STATEMENT.
Appointment of Tim O’Rourke as Chief Executive Officer, President and Director
On April 24, 2026, the Company entered into an Employment Agreement (the “Employment Agreement”) with Tim
O’Rourke, pursuant to which Mr. O’Rourke will serve as the Company’s Chief Executive Officer and President,
reporting to the Board. Mr. O’Rourke is expected to commence employment with the Company on May 7, 2026 (the
“Commencement Date”).  Effective as of the Commencement Date, the Board has also appointed Mr. O’Rourke to the Board as a Class III Director.
From May 2021 to June 2025, Mr. O’Rourke, age 54, served as President of Help at Home, LLC, a home care agency providing alternatives to living in a nursing home or long-term care facility. Prior to his time at Help at
Home, LLC, Mr. O’Rourke served as Managing Director of Marketplace for Centene Corporation from 2019 to
2020 and Chief Executive Officer of Ascension Complete LLC, a joint venture between Centene Corporation and
Ascension Health, from November 2020 to May 2021. From 1996 to 2019, Mr. O’Rourke held several positions at
Humana, Inc., including Senior Vice President of the Central Division and President of Provider Development.  Mr.
O’Rourke received a B.S. in Public Health, Health Administration from Northern Illinois University.
As Chief Executive Officer and President, Mr. O’Rourke will be paid a base salary of $850,000 and will be eligible for an annual bonus opportunity equal to 100% of his base salary at target levels of performance.  Mr. O’Rourke will also be paid a one-time cash signing bonus of $500,000, subject to repayment if he voluntarily resigns without good reason or is terminated with cause prior to the first anniversary of the Commencement Date.
As of the Commencement Date, the Company will grant to Mr. O’Rourke 120,000 time‑vesting restricted stock units covering shares of Company common stock (“RSUs”) vesting in equal installments over three years of continued
employment with the Company; and 200,000 performance‑vesting restricted stock units (“PSUs”) covering shares of
Company common stock, vesting in three equal tranches based on the achievement of specified stock price targets during a three-year performance period following the Commencement Date.  Specifically, one-third of the PSUs will vest if the weighted average price of the Company’s common stock over 30 consecutive trading days is equal to or greater than $50; an additional one-third of the PSUs will vest if the weighted average price of the Company’s common stock over 30 consecutive trading days is equal to or greater than $100; and the remaining one-third of the
PSUs will vest if the weighted average price of the Company’s common stock over 30 consecutive trading days is equal to or greater than $150. The PSUs also require Mr. O’Rourke to remain continuously employed during the entire three-year performance period.  The RSU award agreement and PSU award agreement include customary restrictive covenants in favor of the Company.
2
If the Company terminates Mr. O’Rourke’s employment without cause or if Mr. O’Rourke resigns for good reason, each as customarily defined, Mr. O’Rourke will be entitled to cash severance pay equal to 18 months of base salary plus an amount equal to his target annual bonus opportunity, payable in substantially equal installments over 18 months following termination; and 18 months of continued medical coverage at active-employee rates. If the termination occurs after a change in control of the Company, the severance would be paid in a lump sum if a lump sum payment can be made without triggering penalty taxes under Section 409A of the Internal Revenue Code, and
Mr. O’Rourke would also be entitled to be paid a pro rata bonus at target levels for the year in which the termination occurs.  In addition, with respect to the RSUs and PSUs, and notwithstanding the vesting schedule described above, on such a termination, (1) any RSUs scheduled to vest in the 12 months following the termination date would vest,
(2) any PSUs as to which the stock price targets have been met prior to the date of termination would vest and (3)
any PSUs as to which the stock price targets have been met during the six months following the date of termination would vest.  Payment of severance and the accelerated vesting described above are conditioned on Mr. O’Rourke’s execution and non‑revocation of a customary release of claims.
There is no arrangement or understanding with any person pursuant to which Mr. O’Rourke is being appointed as
Chief Executive Officer and President and as a director. There are no family relationships between Mr. O’Rourke and any director or executive officer of the Company, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K. We believe Mr. O’Rourke is a valuable member of our Board because of his experience in the healthcare industry together with his role as the Company's Chief Executive Officer and President.
Voting Matters
As described above, Mr. O’Rourke will be appointed as a Class III Director of the Board, effective May 7, 2026, with a term of office expiring at the Company’s annual meeting of stockholders to be held in 2027. Accordingly, there is no change to Proposal 1: Election of Directors, included in the Proxy Statement as you are not being asked to vote on or ratify the appointment of Mr. O’Rourke at the Annual Meeting.
Please note that any proxy or voting instructions you have submitted for the Annual Meeting is still valid and will be used to vote your shares at the Annual Meeting. If you have already submitted your vote, you do not need to take any further action unless you intend to change or revoke your previous proxy or voting instructions. Information on how to vote your shares and how to change your vote or revoke your proxy or voting instructions is contained in the
Proxy Statement. The Company urges stockholders to vote their shares prior to the Annual Meeting by using one of the methods described in the Proxy Statement.